EXHIBIT 23.2


                                 KENNETH A. GILL
                              CHARTERED ACCOUNTANT

                                                                   JUNE 23, 2003

                          INDEPENDENT AUDITOR'S CONSENT

To the Board of Directors of Zim Corporation

I consent to the use of my report dated June 12, 2003 with respect to the consolidated financial statements of Zim Corporation at April 30, 2003 and January 31, 2003 and for the periods then ended and to the reference to my firm under the heading "Experts" in the prospectus.

/s/ Kenneth A. Gill

Kenneth A. Gill, CA
Chartered Accountant
Ottawa, Ontario, Canada